EXHIBIT 13.1

Certification of the Chief Executive Officer Pursuant to

18 U.S. C. Section 1350, As Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Euro Tech Holdings Company Limited (the “Company”) on Form 20-F for the year ended December 31, 2024 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), David YL Leung, as Chief Executive Officer of the Company, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

(a)	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(b)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

April 30, 2025

/s/ David YL Leung
David YL Leung
Chief Executive Officer
(Principal Executive Officer)

The foregoing certification is being furnished solely pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code) and is not being filed as part of a separate disclosure document.